EXHIBIT 99.1

City National Corporation Reports Record Net Income of $68.7 Million in the Third Quarter of 2014

Net Income Grows 8 Percent From a Year Ago

Total Assets Reach a Record $32 Billion

Loans Grow 17 Percent and Exceed $19 Billion for the First Time

LOS ANGELES, Oct. 23, 2014 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2014 net income of $68.7 million, up 8 percent from $63.6 million in the year-ago period. Earnings per share were $1.15, compared with $1.10 per share in the third quarter of 2013.

Year-to-date, City National's net income totaled $189.9 million, up 9 percent from $174.9 million in the first nine months of 2013. Earnings per share were $3.16, up 4 percent from $3.04 in the first nine months of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.33 per share, payable on November 19, 2014 to stockholders of record on November 5, 2014.

THIRD-QUARTER 2014 HIGHLIGHTS

  Average third-quarter loan and lease balances, excluding those covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), grew to $18.8 billion, up 17 percent from the same period last year. Average commercial loans were up 20 percent from the third quarter of 2013. Period-end loan balances grew to a new record of $19.3 billion at September 30, 2014.
  Third-quarter deposit balances averaged $26.8 billion, up 10 percent from the third quarter of 2013. Average core deposits, which equal 98 percent of total balances, were up 11 percent from the third quarter of last year. Period-end deposit balances totaled $28.0 billion at September 30, 2014.
  Trust and investment fee income grew to $56.8 million, up 15 percent from the third quarter of 2013. City National's assets under management grew to a record $49.1 billion, up 15 percent from the third quarter of 2013.
  City National recorded an $8.0 million reversal of its provision for loan and lease losses, excluding FDIC-covered loans. The reversal reflected substantial loan-loss recoveries, improving credit quality and adherence to the company's well-established allowance methodology. At the same time, City National increased its reserves and remains appropriately reserved at 1.62 percent of total loans excluding those covered by the FDIC.

"City National recorded its most profitable quarter in the company's 60-year history and again achieved robust double-digit growth in assets, deposits and wealth management income," said Chairman and CEO Russell Goldsmith. "Loans continued to grow strongly across all of the bank's divisions and specialty areas. Credit quality improved and remains very sound. Noninterest income also grew quite well.

"The company's year-to-date performance provides solid momentum heading into the final quarter of 2014. It's encouraging to see economic conditions in Southern California, the San Francisco Bay Area and New York continue to improve and show strength. We expect to continue to benefit from gradually increasing business confidence, loan demand, job growth and investment activity in our geographies, as well as from significant additions to our client base."

	For the three months ended			For the three
	September 30,		%	months ended	%
Dollars in millions, except per share data	2014	2013	Change	June 30, 2014	Change
Earnings Per Common Share	$ 1.15	$ 1.10	5	$ 1.11	4
Net Income Attributable to City National Corporation	68.7	63.6	8	66.7	3
Net Income Available to Common Shareholders	64.6	61.2	5	62.6	3

Average Assets	$ 30,910.6	$ 28,061.1	10	$ 29,978.9	3
Return on Average Assets	0.88%	0.90%	(2)	0.89%	(1)
Return on Average Common Equity	9.80%	10.12%	(3)	9.80%	0
Return on Average Tangible Common Equity	13.42%	14.43%	(7)	13.53%	(1)

ASSETS

Total assets at September 30, 2014 grew to a record $32.0 billion, up 10 percent from the third quarter of 2013 and 4 percent higher than in the second quarter of 2014. The increases largely reflect higher loan balances.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $223.1 million in the third quarter of 2014, up 1 percent from the same period of 2013 but down 1 percent from the second quarter of this year. The slight linked-quarter decline was due primarily to lower income on FDIC-covered loans that were repaid or fully charged off in the third quarter. Fully taxable-equivalent net interest income for the first nine months of 2014 was $655.3 million, up 3 percent from the year-ago period.

Deposits

Average third-quarter deposits were $26.8 billion, up 10 percent from the year-ago period and 4 percent higher than in the second quarter of 2014. Average deposits for the first nine months of 2014 totaled $26.0 billion, up 12 percent from the same period of 2013. Period-end deposits totaled $28.0 billion, up 11 percent from September 30, 2013 and up 5 percent from June 30, 2014.

Third-quarter 2014 average noninterest-bearing deposits were up 16 percent from the same period of 2013 and 6 percent higher than in the second quarter of 2014. Average noninterest-bearing deposit balances in the first nine months of 2014 were up 16 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $3.0 billion in the third quarter of 2014, up 15 percent from the same period last year and up 6 percent from the second quarter of 2014. For the first nine months of 2014, Treasury Services deposit balances averaged $2.9 billion, up 14 percent from the same period of 2013. The increases were due primarily to mortgage transaction activity on higher priced homes.

Loans

Third-quarter average loan balances, excluding FDIC-covered loans, were $18.8 billion, up 17 percent from the third quarter of 2013 and 5 percent higher than in the second quarter of 2014. For the first nine months of 2014, City National's average loans, excluding FDIC-covered loans, were $18.1 billion, up 17 percent from the year-ago period. Period-end loan balances grew to a new record $19.3 billion, up 17 percent from September 30, 2013 and up 5 percent from June 30, 2014.

Third-quarter average commercial loans were up 20 percent from the same period in 2013 and 5 percent higher than in the second quarter of 2014.

Average balances for commercial real estate mortgages were up 14 percent from the third quarter of 2013, and they increased 4 percent from the second quarter of 2014. Average balances for commercial real estate construction loans were up 45 percent from the third quarter of 2013 and 22 percent higher than in the second quarter of 2014.

Average balances for single-family residential mortgage loans were up 15 percent from the year-ago period and 4 percent higher than in the second quarter of 2014. The increase from the year-ago period largely reflects increased home-purchase and refinance activity.

Securities

Average securities for the third quarter of 2014 totaled $8.9 billion, up 4 percent from the third quarter of 2013 and 3 percent higher than in the second quarter of 2014. Total available-for-sale securities amounted to $5.6 billion at September 30, 2014, compared to $6.9 billion at the end of the third quarter of 2013 and $5.3 billion at June 30, 2014.

The average duration of available-for-sale securities at September 30, 2014 was 2.2 years, compared to 2.9 years at September 30, 2013 and 2.2 years at June 30, 2014. The decrease from the year-ago period reflects the November 5, 2013 transfer of $1.0 billion of debt securities from the available-for-sale category to the held-to-maturity category and a rotation from longer-duration to shorter-duration securities in the available-for-sale portfolio.

Net Interest Margin

City National's net interest margin in the third quarter of 2014 averaged 3.03 percent, compared with 3.21 percent in the second quarter of 2014. Approximately 11 basis points of the 18-basis-point decrease were due to lower income on FDIC-covered loans that were repaid or fully charged off in the third quarter. For the first nine months of 2014, City National's net interest margin averaged 3.09 percent, down from 3.25 percent in the previous year.

Third-quarter net interest income included $11.3 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $25.8 million in the third quarter of 2013 and $18.7 million in the second quarter of 2014.

At September 30, 2014, City National's prime lending rate was 3.25 percent, unchanged from both September 30, 2013 and June 30, 2014.

	For the three months ended			For the three
	September 30,		%	months ended	%
Dollars in millions	2014	2013	Change	June 30, 2014	Change

Average Loans and Leases, excluding Covered Loans	$ 18,837.8	$ 16,039.8	17	$ 17,959.2	5
Average Covered Loans	580.2	818.9	(29)	643.7	(10)
Average Total Securities	8,944.3	8,576.5	4	8,668.0	3
Average Earning Assets	29,239.7	26,417.7	11	28,276.4	3
Average Deposits	26,830.6	24,301.6	10	25,912.1	4
Average Core Deposits	26,393.0	23,716.0	11	25,460.9	4
Fully Taxable-Equivalent Net Interest Income	223.1	220.0	1	226.1	(1)
Net Interest Margin	3.03%	3.30%	(8)	3.21%	(6)

COVERED ASSETS

Loans and other real-estate-owned (OREO) assets acquired in City National's four FDIC‑assisted bank acquisitions totaled $557.8 million at the end of the third quarter of 2014, compared to $784.0 million at September 30, 2013 and $614.6 million at June 30, 2014.

In the third quarter of 2014, City National recorded a $0.7 million net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. In the second quarter of 2014, the company recorded a $4.1 million net impairment. The third-quarter charge reflects a $0.6 million provision for losses on covered loans. In addition to the net impairment charge for the third quarter of 2014, the company recognized $2.3 million of other covered assets income, resulting in total net income of $1.4 million. This compares to total net expense of $2.8 million in the second quarter of this year.

City National updates cash-flow projections for FDIC-covered loans on a quarterly basis. Due to uncertainty about the future performance of these loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $14.5 million at September 30, 2014, compared to $29.8 million at the end of the third quarter of 2013 and $17.9 million at June 30, 2014.

NONINTEREST INCOME

Noninterest income was $107.9 million in the third quarter of 2014, up 21 percent from the third quarter of 2013 and 7 percent higher than in the second quarter of 2014. The increases were due largely to higher trust and investment fee income and lower FDIC loss-sharing expense. Results for the third quarter of 2014 also reflect a small net securities loss, compared to a $5.6 million net gain in the year-ago period and a $5.1 million net gain in the second quarter of this year.

City National's noninterest income for the first nine months of 2014 was up 17 percent from the same period of 2013.

In the third quarter of 2014, noninterest income accounted for 33 percent of City National's total revenue, compared to 29 percent in the third quarter of 2013 and 32 percent in the second quarter of 2014.

Wealth Management

City National's assets under management or administration totaled $61.2 billion as of September 30, 2014, virtually unchanged from the same period of 2013 but down 7 percent from the second quarter of this year. The decrease from the second quarter reflects the sale of City National's San Diego-based retirement services recordkeeping business to OneAmerica® Retirement Services LLC, which closed on September 1, 2014.

Assets under management totaled $49.1 billion as of September 30, 2014, up 15 percent from September 30, 2013 and 4 percent higher than at June 30, 2014. The increases were due largely to asset inflows and market appreciation.

Trust and investment fees grew to $56.8 million in the third quarter of 2014, up 15 percent from the third quarter of 2013 and 4 percent higher than in the second quarter of 2014.  Year-to-date 2014 trust and investment fee income was up 13 percent from the same period last year.

Third-quarter 2014 brokerage and mutual fund fees totaled $11.0 million, up 51 percent from the year-earlier period but down 23 percent from the second quarter of this year. Second-quarter 2014 brokerage and mutual fund fees included the recognition of $3.8 million in performance fee income related to the merger of two mutual funds. Brokerage and mutual fund fee income was $35.3 million in the first nine months of this year, up 50 percent from the first nine months of 2013.

	At or for the			At or for the
	three months ended			three months
	September 30,		%	ended	%
Dollars in millions	2014	2013	Change	June 30, 2014	Change
Trust and Investment Fee Revenue	$ 56.8	$ 49.4	15	$ 54.6	4
Brokerage and Mutual Fund Fees	11.0	7.3	51	14.2	(23)
Assets Under Management (1)	49,090.9	42,811.8	15	47,123.7	4
Assets Under Management or Administration (1)	61,176.6	61,476.0	(0)	65,780.0	(7)

(1) Excludes $28.6 billion, $27.8 billion and $26.3 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

Other Noninterest Income

Third-quarter income from cash management and deposit transaction fees was $12.2 million, down 1 percent from the third quarter of 2013 but up 1 percent from the second quarter of 2014. For the first nine months of 2014, cash management and deposit transaction fee income was $36.4 million, down 5 percent from the first nine months of 2013. The year-over-year decreases were due largely to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $12.2 million in the third quarter of 2014, up 12 percent from the third quarter of 2013 and 7 percent higher than the second quarter of 2014. Year-to-date 2014 foreign exchange services and letters of credit fee income totaled $34.1 million, up 8 percent from the same period last year. The increases were due primarily to increased client activity and the addition of new clients.

Third-quarter 2014 noninterest income also included a $3.0 million gain on the disposal of assets, including a $1.4 million gain from the sale of City National's retirement services recordkeeping business and a $1.3 million gain from the sale of OREO.  The gain from the sale of the retirement services recordkeeping business was offset by $1.4 million of transaction-related expense, and so the sale had virtually no impact on third-quarter results. The company realized a $3.1 million gain on the disposal of assets in the third quarter of 2013 and a $6.8 million gain in the second quarter of this year. The second-quarter gain included $2.3 million from the sale of an asset that served as collateral for a previously charged-off loan.

Other income was $22.3 million in the third quarter of 2014, up 5 percent from the third quarter of 2013 and 7 percent higher than the second quarter of 2014.  The increase from the second quarter of this year was due primarily to higher loan syndication fee income and increased income from client swap transactions and credit card and interchange fees, which was partially offset by lower distribution income from investments. Other income in the first nine months of this year was $60.8 million, up 1 percent from the year-ago period.

NONINTEREST EXPENSE

City National's third-quarter 2014 noninterest expense was $227.2 million, up 9 percent from the third quarter of 2013 and 1 percent higher than the second quarter of 2014. Expense growth from the year-ago period largely reflects increased compensation costs and higher legal and professional fees.

Third-quarter 2014 compensation costs include additional incentives paid on higher-than-expected revenue, increased salary expense related to the addition of new colleagues and higher benefit costs. Compensation costs also include $0.5 million of expense related to the sale of the company's retirement services recordkeeping business.

The increase in legal and professional fees from the third quarter of 2013 was largely due to higher sub-advisory fees tied to improved mutual fund performance, additional expense related to loan recoveries and $0.9 million in costs due to the sale of the company's retirement services recordkeeping business.

Noninterest expense for the first nine months of 2014 amounted to $667.7 million, up 6 percent from the first nine months of last year.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the third quarter of 2014 totaled $10.6 million. The company realized net recoveries of $6.8 million in the third quarter of 2013 and net charge-offs of $3.6 million in the second quarter of 2014. Net recoveries for the first nine months of 2014 were $11.1 million, compared to net recoveries of $19.1 million in the first nine months of last year.

At September 30, 2014, nonperforming assets amounted to $46.0 million, or 0.24 percent of the company's total loans and leases and OREO, compared to $88.5 million, or 0.53 percent, at September 30, 2013 and $69.1 million, or 0.37 percent, at June 30, 2014.

Nonaccrual loans at September 30, 2014 were $35.9 million, compared to $69.6 million at September 30, 2013 and $64.8 million at June 30, 2014. Classified ratios remain at low levels, and overall credit trends remain favorable.

	As of		As of		As of
	September 30, 2014		June 30, 2014		September 30, 2013
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 9,236.3	$ 14.6	$ 8,837.6	$ 27.5	$ 7,856.2	$ 10.1
Commercial Real Estate Mortgages	3,565.2	3.7	3,464.9	9.2	3,077.2	19.0
Residential Mortgages	5,023.2	6.2	4,814.4	9.0	4,418.2	9.7
Real Estate Construction	585.2	6.6	457.6	12.9	380.5	25.5
Home Equity Loans and Lines of Credit	759.3	4.8	716.8	6.1	681.9	5.3
Other Loans	178.8	0.0	183.5	0.1	152.1	0.0
Total Loans (1)	$ 19,348.0	$ 35.9	$ 18,474.8	$ 64.8	$ 16,566.1	$ 69.6

Other Real Estate Owned (1)		10.1		4.3		18.9
Total Nonperforming Assets, excluding Covered Assets		$ 46.0		$ 69.1		$ 88.5

(1) Excludes covered loans, net of allowance, of $543.3 million, $596.7 million and $754.2 million at September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and covered other real estate owned of $14.5 million, $17.9 million and $29.8 million at September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

City National recorded an $8.0 million reversal of provision for loan and lease losses, excluding FDIC-covered loans, in the third quarter of 2014. The reversal reflected substantial loan-loss recoveries, improving credit quality and adherence to the company's well-established allowance methodology, which takes into account several factors including asset quality, credit risk, loan growth and economic conditions. The company recorded no provision or reserve release in the third quarter of 2013 and a $1.0 million reserve release in the second quarter of this year.

At September 30, 2014, City National's allowance for loan and lease losses totaled $312.7 million, or 1.62 percent of total loans and leases. That compares with $295.9 million, or 1.79 percent, at September 30, 2013 and $311.3 million, or 1.68 percent, at the end of the second quarter of 2014. The company also maintains an additional $25.9 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Third-quarter net recoveries in the company's $9.2 billion commercial loan portfolio were $2.4 million. This compares to net recoveries of $4.4 million in the year-earlier period and net charge-offs of $5.4 million in the second quarter of 2014. Net charge-offs in the first nine months of 2014 amounted to $3.2 million, compared to net recoveries of $9.4 million in the first nine months of last year.

Commercial loans on nonaccrual totaled $14.6 million in the third quarter of 2014, compared to $10.1 million at September 30, 2013 and $27.5 million at June 30, 2014.

Commercial Real Estate Mortgage Loans

Third-quarter net recoveries in the company's $3.6 billion commercial real estate mortgage portfolio were $0.2 million, compared to net charge-offs of $0.6 million in the third quarter of 2013 and a small net recovery in the second quarter of 2014. Net recoveries amounted to $0.3 million in the first nine months of 2014, compared with net recoveries of $0.5 million in the first nine months of last year.

Commercial real estate mortgage loans on nonaccrual totaled $3.7 million, compared to $19.0 million at September 30, 2013 and $9.2 million at June 30, 2014.

Residential Mortgage Loans and Equity Loans and Lines of Credit

City National's $5.0 billion residential mortgage portfolio and $0.8 billion home equity portfolio continued to perform exceptionally well. Together, they accounted for $0.1 million in net recoveries in the third quarter of 2014, compared to net charge-offs of $0.2 million at September 30, 2013 and net recoveries of $0.1 million at June 30, 2014. Net charge-offs amounted to $0.1 million in the first nine months of 2014, compared with net recoveries of $0.1 million in the same period of last year.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $10.9 million in the third quarter of 2014, compared to $15.0 million in the third quarter of 2013 and $15.1 million in the second quarter of 2014.

Real Estate Construction Loans

City National's $585.2 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio represents 3 percent of the company's total loans.

Third-quarter net recoveries of construction loans were $7.7 million, compared to net recoveries of $2.9 million in the third quarter of 2013 and $0.7 million in the second quarter of 2014. Net recoveries amounted to $12.8 million in the first nine months of 2014, compared with net recoveries of $8.3 million in the first nine months of last year.

At September 30, 2014, construction loans on nonaccrual totaled $6.6 million, compared to $25.5 million at September 30, 2013 and $12.8 million at June 30, 2014.

INCOME TAXES

City National's effective tax rate for the third quarter of 2014 was 33.1 percent, compared to 29.6 percent in the year-earlier period and 30.7 percent in the second quarter of this year. For the first nine months of 2014, City National's effective tax rate was 32.0 percent, compared to 29.5 percent in the prior-year period. The higher tax rate is attributable to higher pretax income.

CAPITAL LEVELS

City National remains well-capitalized. Under Basel I capital rules, the company's Tier 1 common shareholders' equity ratio was 8.7 percent at September 30, 2014. The company's Tier 1 common shareholders' equity ratio was 8.8 percent at both September 30, 2013 and June 30, 2014.1

Under Basel III rules, City National's estimated Tier 1 common equity ratio was 8.5 percent.2 All of the company's pro-forma capital ratios are comfortably above the Basel III rules that are expected to be fully implemented by January 1, 2019.

City National's Basel I total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2014 were 12.1 percent and 9.9 percent, respectively. The company's Tier 1 leverage ratio at September 30, 2014 was 7.4 percent.

Basel I total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2013 were 12.7 percent, 9.7 percent and 7.1 percent, respectively.

City National's period-end ratio of equity to total assets at September 30, 2014 was 9.1 percent, compared to 8.9 percent at September 30, 2013 and 9.3 percent at June 30, 2014.

2014 OUTLOOK

There has been no change to management's outlook since the company issued its second-quarter earnings report.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2014 financial results. The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (877) 359-9508 and enter Conference ID 5933540. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $61.2 billion in client investment assets, including $49.1 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) limited economic growth and elevated levels of unemployment; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruption in service; (9) changes in the level of nonperforming assets, charge-offs, other real-estate-owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers' ability to meet certain credit obligations; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2013.

1 For notes on non-GAAP measures, see pages 16 and 17 of the Selected Financial Information.

2 Estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. See page 16 of the Selected Financial Information.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Nine Months
For The Period Ended September 30,	2014	2013	% Change	2014	2013	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 1.16	$ 1.12	4	$ 3.20	$ 3.07	4
Diluted	1.15	1.10	5	3.16	3.04	4
Dividends	0.33	0.25	32	0.99	0.50	98
Book value				48.13	44.85	7

Results of Operations: (In millions)
Net interest income	$ 216	$ 214	1	$ 635	$ 618	3
Net interest income (Fully taxable-equivalent)	223	220	1	655	635	3
Total revenue	324	303	7	945	883	7
(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(8)	--	NM	(9)	--	NM
Provision for losses on covered loans	1	2	(76)	4	0	721
Net income attributable to City National Corporation	69	64	8	190	175	9
Net income available to common shareholders	65	61	5	178	168	6

Financial Ratios:
Performance Ratios:
Return on average assets	0.88%	0.90%		0.84%	0.84%
Return on average common equity	9.80	10.12		9.26	9.37
Return on average tangible common equity (1)	13.42	14.43		12.80	13.42
Period-end equity to period-end assets				9.06	8.91
Net interest margin	3.03	3.30		3.09	3.25
Expense to revenue ratio	68.14	66.37		68.76	68.89
Capital Adequacy Ratios (Period-end):
Tier 1 common equity				8.72	8.82
Tier 1 risk-based capital				9.92	9.69
Total risk-based capital				12.14	12.67
Tier 1 leverage				7.44	7.07

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.62%	1.79%
Nonaccrual loans				870.59	425.20
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.24	0.53
Total assets				0.14	0.30
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.22%	0.17%		0.08%	0.17%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 18,838	$ 16,040	17	$ 18,051	$ 15,432	17
Covered loans	580	819	(29)	639	906	(29)
Securities	8,944	8,576	4	8,734	9,075	(4)
Interest-earning assets	29,240	26,418	11	28,391	26,096	9
Assets	30,911	28,061	10	30,111	27,748	9
Core deposits	26,393	23,716	11	25,586	22,651	13
Deposits	26,831	24,302	10	26,043	23,284	12
Interest-bearing liabilities	10,669	10,480	2	10,690	10,815	(1)
Common shareholders' equity	2,613	2,401	9	2,563	2,392	7
Total shareholders' equity	2,880	2,571	12	2,831	2,562	10

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 19,348	$ 16,566	17
Covered loans				553	780	(29)
Securities				9,206	8,596	7
Assets				32,016	29,059	10
Core deposits				27,524	24,685	12
Deposits				27,956	25,237	11
Common shareholders' equity				2,632	2,418	9
Total shareholders' equity				2,899	2,588	12

Wealth Management: (In millions) (2)
Assets under management				$ 49,091	$ 42,812	15
Assets under management or administration				61,177	61,476	(0)

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 16 for further discussion of this non-GAAP measure.
(2) Excludes $28.6 billion and $26.3 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2014 and September 30, 2013, respectively.

Note: Certain prior period balances in the Selected Financial Information have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in thousands except per share data)	2014	2013	% Change	2014	2013	% Change
Interest income	$ 227,594	$ 228,093	(0)	$ 673,004	$ 660,888	2
Interest expense	11,818	13,822	(14)	38,328	42,625	(10)
Net interest income	215,776	214,271	1	634,676	618,263	3

(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(8,000)	--	NM	(9,000)	--	NM
Provision for losses on covered loans	589	2,496	(76)	3,783	461	721

Noninterest income
Trust and investment fees	56,834	49,430	15	164,739	145,913	13
Brokerage and mutual fund fees	11,021	7,307	51	35,303	23,480	50
Cash management and deposit transaction fees	12,200	12,263	(1)	36,361	38,152	(5)
International services	12,233	10,932	12	34,111	31,462	8
FDIC loss sharing expense, net	(9,606)	(20,992)	(54)	(40,850)	(51,821)	(21)
Gain on disposal of assets	2,985	3,092	(3)	12,649	5,155	145
(Loss) gain on securities	(61)	5,644	(101)	7,180	12,298	(42)
Other	22,311	21,207	5	60,771	59,981	1
Total noninterest income	107,917	88,883	21	310,264	264,620	17

Noninterest expense
Salaries and employee benefits	142,210	129,049	10	417,902	384,412	9
Net occupancy of premises	15,862	16,074	(1)	48,551	48,268	1
Legal and professional fees	14,350	10,731	34	45,693	36,197	26
Information services	10,260	9,876	4	29,069	28,450	2
Depreciation and amortization	8,276	7,827	6	23,989	24,248	(1)
Amortization of intangibles	1,426	1,932	(26)	4,367	5,795	(25)
Marketing and advertising	7,576	7,887	(4)	26,333	24,156	9
Office services and equipment	5,038	4,821	5	15,235	14,801	3
Other real estate owned	2,360	5,196	(55)	6,165	14,831	(58)
FDIC assessments	4,629	3,776	23	8,785	12,920	(32)
Other	15,215	12,195	25	41,628	38,055	9
Total noninterest expense	227,202	209,364	9	667,717	632,133	6

Income before taxes	103,902	91,294	14	282,440	250,289	13

Applicable income taxes	34,404	27,052	27	90,521	73,735	23

Net income	$ 69,498	$ 64,242	8	$ 191,919	$ 176,554	9

Less: Net income attributable to noncontrolling interest	847	609	39	2,056	1,657	24

Net income attributable to City National Corporation	$ 68,651	$ 63,633	8	$ 189,863	$ 174,897	9

Less: Dividends on preferred stock	4,093	2,407	70	12,281	7,219	70

Net income available to common shareholders	$ 64,558	$ 61,226	5	$ 177,582	$ 167,678	6

Other Data:
Earnings per common share - basic	$ 1.16	$ 1.12	4	$ 3.20	$ 3.07	4
Earnings per common share - diluted	$ 1.15	$ 1.10	5	$ 3.16	$ 3.04	4
Dividends paid per common share	$ 0.33	$ 0.25	32	$ 0.99	$ 0.50	98
Common dividend payout ratio	28.40%	22.40%	27	30.90%	16.34%	89
Return on average assets	0.88%	0.90%	(2)	0.84%	0.84%	--
Return on average common equity	9.80%	10.12%	(3)	9.26%	9.37%	(1)
Return on average tangible common equity	13.42%	14.43%	(7)	12.80%	13.42%	(5)
Net interest margin (Fully taxable-equivalent)	3.03%	3.30%	(8)	3.09%	3.25%	(5)
Full-time equivalent employees	3,598	3,541	2

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2014
	Third	Second	First	Year to
(Dollars in thousands except per share data)	Quarter	Quarter	Quarter	Date
Interest income	$ 227,594	$ 232,325	$ 213,085	$ 673,004
Interest expense	11,818	13,223	13,287	38,328
Net interest income	215,776	219,102	199,798	634,676

(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(8,000)	(1,000)	--	(9,000)
(Reversal of) provision for losses on covered loans	589	(1,461)	4,655	3,783

Noninterest income
Trust and investment fees	56,834	54,599	53,306	164,739
Brokerage and mutual fund fees	11,021	14,240	10,042	35,303
Cash management and deposit transaction fees	12,200	12,128	12,033	36,361
International services	12,233	11,483	10,395	34,111
FDIC loss sharing expense, net	(9,606)	(24,161)	(7,083)	(40,850)
Gain on disposal of assets	2,985	6,838	2,826	12,649
(Loss) gain on securities	(61)	5,119	2,122	7,180
Other	22,311	20,853	17,607	60,771
Total noninterest income	107,917	101,099	101,248	310,264

Noninterest expense
Salaries and employee benefits	142,210	138,859	136,833	417,902
Net occupancy of premises	15,862	16,595	16,094	48,551
Legal and professional fees	14,350	18,393	12,950	45,693
Information services	10,260	9,463	9,346	29,069
Depreciation and amortization	8,276	7,885	7,828	23,989
Amortization of intangibles	1,426	1,454	1,487	4,367
Marketing and advertising	7,576	8,982	9,775	26,333
Office services and equipment	5,038	5,287	4,910	15,235
Other real estate owned	2,360	2,372	1,433	6,165
FDIC assessments	4,629	2,765	1,391	8,785
Other	15,215	13,567	12,846	41,628
Total noninterest expense	227,202	225,622	214,893	667,717

Income before taxes	103,902	97,040	81,498	282,440

Applicable income taxes	34,404	29,829	26,288	90,521

Net income	$ 69,498	$ 67,211	$ 55,210	$ 191,919

Less: Net income attributable to noncontrolling interest	847	510	699	2,056

Net income attributable to City National Corporation	$ 68,651	$ 66,701	$ 54,511	$ 189,863

Less: Dividends on preferred stock	4,093	4,094	4,094	12,281

Net income available to common shareholders	$ 64,558	$ 62,607	$ 50,417	$ 177,582

Other Data:
Earnings per common share - basic	$ 1.16	$ 1.13	$ 0.91	$ 3.20
Earnings per common share - diluted	$ 1.15	$ 1.11	$ 0.90	$ 3.16
Dividends paid per common share	$ 0.33	$ 0.33	$ 0.33	$ 0.99
Common dividend payout ratio	28.40%	29.26%	36.15%	30.90%
Return on average assets	0.88%	0.89%	0.75%	0.84%
Return on average common equity	9.80%	9.80%	8.14%	9.26%
Return on average tangible common equity	13.42%	13.53%	11.36%	12.80%
Net interest margin (Fully taxable-equivalent)	3.03%	3.21%	3.02%	3.09%
Full-time equivalent employees	3,598	3,638	3,587

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013
	Fourth	Third	Second	First	Year to
(Dollars in thousands except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,773	$ 228,093	$ 216,995	$ 215,800	$ 879,661
Interest expense	13,321	13,822	14,076	14,727	55,946
Net interest income	205,452	214,271	202,919	201,073	823,715

(Reversal of) provision for credit losses on loans and leases, excluding covered loans	--	--	--	--	--
(Reversal of) provision for losses on covered loans	174	2,496	(11,927)	9,892	635

Noninterest income
Trust and investment fees	50,561	49,430	49,830	46,653	196,474
Brokerage and mutual fund fees	10,621	7,307	8,107	8,066	34,101
Cash management and deposit transaction fees	12,349	12,263	12,880	13,009	50,501
International services	10,575	10,932	10,911	9,619	42,037
FDIC loss sharing expense, net	(12,953)	(20,992)	(26,477)	(4,352)	(64,774)
Gain on disposal of assets	3,871	3,092	949	1,114	9,026
(Loss) gain on securities	(4,649)	5,644	5,608	1,046	7,649
Other	20,174	21,207	20,401	18,373	80,155
Total noninterest income	90,549	88,883	82,209	93,528	355,169

Noninterest expense
Salaries and employee benefits	133,331	129,049	127,168	128,195	517,743
Net occupancy of premises	17,452	16,074	16,205	15,989	65,720
Legal and professional fees	16,058	10,731	13,514	11,952	52,255
Information services	8,902	9,876	9,183	9,391	37,352
Depreciation and amortization	8,019	7,827	8,249	8,172	32,267
Amortization of intangibles	1,722	1,932	1,931	1,932	7,517
Marketing and advertising	9,029	7,887	8,293	7,976	33,185
Office services and equipment	4,679	4,821	5,034	4,946	19,480
Other real estate owned	3,296	5,196	4,385	5,250	18,127
FDIC assessments	2,646	3,776	3,663	5,481	15,566
Other	13,847	12,195	13,804	12,056	51,902
Total noninterest expense	218,981	209,364	211,429	211,340	851,114

Income before taxes	76,846	91,294	85,626	73,369	327,135

Applicable income taxes	20,884	27,052	25,422	21,261	94,619

Net income	$ 55,962	$ 64,242	$ 60,204	$ 52,108	$ 232,516

Less: Net income attributable to noncontrolling interest	850	609	463	585	2,507

Net income attributable to City National Corporation	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009

Less: Dividends on preferred stock	2,406	2,407	2,406	2,406	9,625

Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384

Other Data:
Earnings per common share - basic	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02
Earnings per common share - diluted	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99
Dividends paid per common share	$ 0.25	$ 0.25	$ 0.25	$ --	$ 0.75
Common dividend payout ratio	26.15%	22.40%	23.81%	-- %	18.69%
Return on average assets	0.73%	0.90%	0.87%	0.75%	0.81%
Return on average common equity	8.48%	10.12%	9.53%	8.43%	9.14%
Return on average tangible common equity	11.97%	14.43%	13.60%	12.17%	13.04%
Net interest margin (Fully taxable-equivalent)	2.97%	3.30%	3.24%	3.21%	3.18%
Full-time equivalent employees	3,566	3,541	3,551	3,496

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2014
	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 503,647	$ 586,273	$ 425,427
Due from banks - interest-bearing	625,183	554,044	434,297
Federal funds sold and securities purchased under resale agreements	200,000	200,000	205,000
Securities available-for-sale	5,629,176	5,328,492	5,386,754
Securities held-to-maturity	3,450,551	3,418,353	3,202,997
Trading securities	125,910	86,097	61,608
Loans and leases:
Commercial	9,236,294	8,837,544	8,557,041
Commercial real estate mortgages	3,565,188	3,464,918	3,280,868
Residential mortgages	5,023,213	4,814,435	4,682,055
Real estate construction	585,232	457,557	389,188
Home equity loans and lines of credit	759,258	716,816	691,338
Installment	178,803	183,518	150,895
Loans and leases, excluding covered loans	19,347,988	18,474,788	17,751,385
Allowance for loan and lease losses	(312,703)	(311,276)	(305,790)
Loans and leases, excluding covered loans, net	19,035,285	18,163,512	17,445,595
Covered loans, net (1)	543,347	596,667	654,855
Net loans and leases	19,578,632	18,760,179	18,100,450
Premises and equipment, net	208,711	205,168	199,401
Goodwill and other intangibles	672,123	680,302	681,756
Other real estate owned (2)	24,602	22,213	34,267
FDIC indemnification asset	59,917	68,038	84,851
Other assets	937,148	909,933	921,444
Total assets	$ 32,015,600	$ 30,819,092	$ 29,738,252

Liabilities
Deposits:
Noninterest-bearing	$ 17,827,649	$ 16,690,688	$ 15,664,029
Interest-bearing	10,128,331	9,960,837	10,067,737
Total deposits	27,955,980	26,651,525	25,731,766
Short-term borrowings	4,635	160,337	4,107
Long-term debt	631,434	627,768	733,537
Other liabilities	476,900	479,760	427,241
Total liabilities	29,068,949	27,919,390	26,896,651

Redeemable noncontrolling interest	47,222	46,549	45,641

Shareholders' equity
Preferred stock	267,616	267,616	267,616
Common stock	55,058	54,957	54,899
Additional paid-in capital	565,822	556,284	549,989
Accumulated other comprehensive (loss) income	(7,592)	2,100	(4,363)
Retained earnings	2,040,868	1,994,646	1,950,356
Treasury shares	(22,343)	(22,450)	(22,537)
Total common shareholders' equity	2,631,813	2,585,537	2,528,344
Total shareholders' equity	2,899,429	2,853,153	2,795,960
Total liabilities and shareholders' equity	$ 32,015,600	$ 30,819,092	$ 29,738,252

(1) Covered loans are net of $9.4 million, $9.1 million and $18.4 million of allowance for loan losses as of September 30, 2014, June 30, 2014 and March 31, 2014, respectively.
(2) Other real estate owned includes $14.5 million, $17.9 million and $24.9 million covered by FDIC loss share at September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2013
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 183,227	$ 301,106	$ 146,338	$ 144,290
Due from banks - interest-bearing	552,719	1,045,608	156,221	123,146
Federal funds sold and securities purchased under resale agreements	200,000	200,000	200,000	219,500
Securities available-for-sale	6,241,117	6,895,130	7,044,571	7,738,051
Securities held-to-maturity	2,957,843	1,649,520	1,503,973	1,400,890
Trading securities	82,357	51,451	48,655	53,526
Loans and leases:
Commercial	8,164,823	7,856,244	7,497,105	7,170,370
Commercial real estate mortgages	3,223,001	3,077,183	2,978,975	2,832,107
Residential mortgages	4,554,311	4,418,231	4,153,051	4,027,741
Real estate construction	367,004	380,489	340,002	352,464
Home equity loans and lines of credit	709,344	681,879	700,681	696,679
Installment	151,955	152,107	149,438	137,545
Loans and leases, excluding covered loans	17,170,438	16,566,133	15,819,252	15,216,906
Allowance for loan and lease losses	(302,584)	(295,947)	(289,914)	(282,328)
Loans and leases, excluding covered loans, net	16,867,854	16,270,186	15,529,338	14,934,578
Covered loans, net (1)	700,989	754,190	843,582	909,563
Net loans and leases	17,568,843	17,024,376	16,372,920	15,844,141
Premises and equipment, net	198,398	168,600	162,535	152,389
Goodwill and other intangibles	683,243	684,965	686,897	688,829
Other real estate owned (2)	38,092	48,723	61,477	63,537
FDIC indemnification asset	89,227	101,124	117,295	142,906
Other assets	922,885	888,801	878,620	862,549
Total assets	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

Liabilities
Deposits:
Noninterest-bearing	$ 16,058,968	$ 15,205,973	$ 14,288,001	$ 13,800,017
Interest-bearing	9,620,469	10,030,896	9,363,756	9,137,569
Total deposits	25,679,437	25,236,869	23,651,757	22,937,586
Short-term borrowings	3,889	2,588	2,675	806,760
Long-term debt	735,968	719,326	706,537	702,967
Other liabilities	517,903	472,893	433,822	388,439
Total liabilities	26,937,197	26,431,676	24,794,791	24,835,752

Redeemable noncontrolling interest	39,768	39,840	39,943	41,113

Shareholders' equity
Preferred stock	267,616	169,920	169,920	169,920
Common stock	54,667	54,400	54,274	54,133
Additional paid-in capital	541,210	519,760	507,560	496,013
Accumulated other comprehensive (loss) income	(15,641)	(10,355)	6,585	74,222
Retained earnings	1,918,163	1,879,240	1,831,725	1,788,041
Treasury shares	(25,029)	(25,077)	(25,296)	(25,440)
Total common shareholders' equity	2,473,370	2,417,968	2,374,848	2,386,969
Total shareholders' equity	2,740,986	2,587,888	2,544,768	2,556,889
Total liabilities and shareholders' equity	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

(1) Covered loans are net of $15.9 million, $25.9 million, $24.4 million and $42.4 million of allowance for loan losses as of December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(2) Other real estate owned includes $25.5 million, $29.8 million, $41.8 million and $43.8 million covered by FDIC loss share at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2014				2013
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 311,276	$ 305,790	$ 302,584	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 277,888	$ 277,888

Net recoveries/(charge-offs):
Commercial	2,429	(5,359)	(227)	(3,157)	9,515	4,375	2,855	2,173	18,918
Commercial real estate mortgages	225	27	95	347	23	(584)	1,034	3	476
Residential mortgages	33	190	(447)	(224)	32	40	37	(68)	41
Real estate construction	7,729	687	4,388	12,804	4,660	2,945	2,682	2,666	12,953
Home equity loans and lines of credit	52	(106)	143	89	129	(194)	375	(112)	198
Installment	82	926	218	1,226	349	200	522	146	1,217
Total net recoveries/(charge-offs)	10,550	(3,635)	4,170	11,085	14,708	6,782	7,505	4,808	33,803

(Reversal of) provision for credit losses	(8,000)	(1,000)	--	(9,000)	--	--	--	--	--

Transfers (to) from reserve for off-balance sheet credit commitments	(1,123)	10,121	(964)	8,034	(8,071)	(749)	81	(368)	(9,107)

Balance at end of period	$ 312,703	$ 311,276	$ 305,790	$ 312,703	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 302,584

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.11%	(0.25)%	(0.01)%	(0.05)%	0.48%	0.23%	0.16%	0.13%	0.26%
Commercial real estate mortgages	0.03%	0.00%	0.01%	0.01%	0.00%	(0.08)%	0.15%	0.00%	0.02%
Residential mortgages	0.00%	0.02%	(0.04)%	(0.01)%	0.00%	0.00%	0.00%	(0.01)%	0.00%
Real estate construction	6.02%	0.66%	4.73%	3.93%	4.69%	3.32%	3.05%	3.25%	3.62%
Home equity loans and lines of credit	0.03%	(0.06)%	0.08%	0.02%	0.07%	(0.11)%	0.21%	(0.06)%	0.03%
Installment	0.19%	2.21%	0.58%	1.00%	0.89%	0.54%	1.44%	0.42%	0.82%
Total loans and leases, excluding covered loans	0.22%	(0.08)%	0.10%	0.08%	0.35%	0.17%	0.20%	0.13%	0.21%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 24,787	$ 34,908	$ 33,944	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 24,837	$ 24,837
Transfers from (to) allowance	1,123	(10,121)	964	(8,034)	8,071	749	(81)	368	9,107
Balance at end of period	$ 25,910	$ 24,787	$ 34,908	$ 25,910	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 33,944

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 9,103	$ 18,439	$ 15,922	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 44,781	$ 44,781
(Reversal of) provision for losses	589	(1,461)	4,655	3,783	174	2,496	(11,927)	9,892	635
Net recoveries	--	--	--	--	9	--	--	--	9
Reduction in allowance due to loan removals	(324)	(7,875)	(2,138)	(10,337)	(10,143)	(1,028)	(6,013)	(12,319)	(29,503)
Balance at end of period	$ 9,368	$ 9,103	$ 18,439	$ 9,368	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 15,922

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2014			2013
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 14,644	$ 27,486	$ 19,931	$ 14,298	$ 10,127	$ 11,679	$ 7,292
Commercial real estate mortgages	3,691	9,216	16,397	18,449	19,020	22,433	23,066
Residential mortgages	6,168	9,031	9,966	11,661	9,674	10,580	9,136
Real estate construction	6,598	12,834	18,760	19,067	25,471	25,718	39,608
Home equity loans and lines of credit	4,776	6,090	6,040	5,144	5,289	6,239	4,103
Installment	42	125	151	32	21	24	70
Total nonaccrual loans, excluding covered loans	35,919	64,782	71,245	68,651	69,602	76,673	83,275

Other real estate owned, excluding covered OREO	10,115	4,269	9,412	12,611	18,905	19,676	19,786

Total nonperforming assets, excluding covered assets	$ 46,034	$ 69,051	$ 80,657	$ 81,262	$ 88,507	$ 96,349	$ 103,061

Nonperforming covered assets
Other real estate owned	$ 14,487	$ 17,944	$ 24,855	$ 25,481	$ 29,818	$ 41,801	$ 43,751

Loans 90 days or more past due on accrual status, excluding covered loans	$ 6,824	$ 1,801	$ 424	$ 453	$ 383	$ 643	$ 1,688

Covered loans 90 days or more past due on accrual status	$ 38,465	$ 31,011	$ 38,548	$ 45,662	$ 63,071	$ 89,439	$ 102,268

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	870.59%	480.50%	429.21%	440.76%	425.20%	378.12%	339.03%
Total nonperforming assets, excluding covered assets	679.29%	450.79%	379.12%	372.36%	334.38%	300.90%	273.94%
Total loans and leases, excluding covered loans	1.62%	1.68%	1.72%	1.76%	1.79%	1.83%	1.86%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.19%	0.35%	0.40%	0.40%	0.42%	0.48%	0.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.24%	0.37%	0.45%	0.47%	0.53%	0.61%	0.68%
Total assets	0.14%	0.22%	0.27%	0.27%	0.30%	0.35%	0.38%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2014
	Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 9,042	3.31%	$ 8,605	3.49%	$ 8,263	3.35%	$ 8,640	3.38%
Commercial real estate mortgages	3,480	3.52	3,355	3.57	3,255	3.65	3,364	3.58
Residential mortgages	4,906	3.46	4,716	3.51	4,596	3.56	4,740	3.51
Real estate construction	510	3.66	418	3.75	376	3.74	435	3.71
Home equity loans and lines of credit	728	3.53	697	3.69	695	3.62	707	3.61
Installment	172	4.41	168	4.34	154	4.48	165	4.41
Total loans and leases, excluding covered loans	18,838	3.41	17,959	3.54	17,339	3.50	18,051	3.48
Covered loans	580	15.49	644	19.30	696	12.56	639	15.71
Total loans and leases	19,418	3.76	18,603	4.08	18,035	3.86	18,690	3.90
Due from banks - interest-bearing	560	0.26	577	0.26	665	0.27	600	0.26
Federal funds sold and securities purchased under resale agreements	247	2.77	356	1.67	279	1.99	294	2.08
Securities	8,944	2.13	8,668	2.17	8,585	2.09	8,734	2.13
Other interest-earning assets	71	5.99	72	6.47	77	6.38	73	6.28
Total interest-earning assets	29,240	3.19	28,276	3.39	27,641	3.22	28,391	3.27
Allowance for loan and lease losses	(328)		(328)		(323)		(326)
Cash and due from banks	168		188		248		201
Other non-earning assets	1,831		1,843		1,860		1,845
Total assets	$ 30,911		$ 29,979		$ 29,426		$ 30,111

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,396	0.05%	$ 2,327	0.06%	$ 2,420	0.06%	$ 2,381	0.06%
Money market accounts	6,538	0.07	6,618	0.07	6,365	0.07	6,508	0.07
Savings deposits	464	0.06	462	0.06	454	0.06	460	0.06
Time deposits - under $100,000	165	0.20	170	0.20	174	0.22	169	0.21
Time deposits -- $100,000 and over	438	0.39	451	0.39	484	0.41	457	0.40
Total interest-bearing deposits	10,001	0.08	10,028	0.08	9,897	0.09	9,975	0.08

Federal funds purchased and securities sold under repurchase agreements	1	0.08	1	0.07	--	--	1	0.07
Other borrowings	667	5.82	737	6.07	739	6.12	714	6.01
Total interest-bearing liabilities	10,669	0.44	10,766	0.49	10,636	0.51	10,690	0.48
Noninterest-bearing deposits	16,830		15,884		15,475		16,068
Other liabilities	532		499		535		522
Total equity	2,880		2,830		2,780		2,831
Total liabilities and equity	$ 30,911		$ 29,979		$ 29,426		$ 30,111

Net interest spread		2.75%		2.90%		2.71%		2.79%
Net interest margin		3.03%		3.21%		3.02%		3.09%

Average prime rate		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 7,905	3.40%	$ 7,540	3.53%	$ 7,301	3.58%	$ 6,876	3.71%	$ 7,409	3.55%
Commercial real estate mortgages	3,171	3.57	3,062	3.71	2,848	4.00	2,767	3.97	2,963	3.80
Residential mortgages	4,481	3.58	4,254	3.61	4,083	3.72	3,981	3.83	4,201	3.68
Real estate construction	394	4.61	351	4.53	353	4.24	333	4.64	358	4.51
Home equity loans and lines of credit	689	3.62	684	3.56	704	3.60	712	3.68	697	3.62
Installment	156	4.43	149	4.30	145	4.69	140	4.22	148	4.41
Total loans and leases, excluding covered loans	16,796	3.52	16,040	3.61	15,434	3.72	14,809	3.83	15,776	3.66
Covered loans	747	14.50	819	20.53	910	14.34	990	12.98	866	15.46
Total loans and leases	17,543	3.98	16,859	4.42	16,344	4.32	15,799	4.42	16,642	4.28
Due from banks - interest-bearing	970	0.25	611	0.26	236	0.27	193	0.24	504	0.25
Federal funds sold and securities purchased under resale agreements	317	1.99	283	2.19	277	2.25	154	2.99	258	2.26
Securities	9,306	1.93	8,576	1.99	8,867	1.98	9,796	1.91	9,134	1.95
Other interest-earning assets	83	5.87	89	5.51	96	4.48	105	3.72	93	4.83
Total interest-earning assets	28,219	3.16	26,418	3.51	25,820	3.46	26,047	3.44	26,631	3.39
Allowance for loan and lease losses	(327)		(319)		(325)		(328)		(325)
Cash and due from banks	196		138		129		129		148
Other non-earning assets	1,814		1,824		1,846		1,861		1,837
Total assets	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,359	0.06%	$ 2,289	0.07%	$ 2,173	0.07%	$ 2,217	0.08%	$ 2,260	0.07%
Money market accounts	6,459	0.07	6,286	0.11	5,759	0.11	5,692	0.11	6,052	0.10
Savings deposits	437	0.06	420	0.09	415	0.10	419	0.11	423	0.09
Time deposits - under $100,000	179	0.23	185	0.29	192	0.37	201	0.37	189	0.32
Time deposits -- $100,000 and over	520	0.40	586	0.39	708	0.38	604	0.42	604	0.40
Total interest-bearing deposits	9,954	0.09	9,766	0.12	9,247	0.13	9,133	0.13	9,528	0.12

Federal funds purchased and securities sold under repurchase agreements	--	--	2	0.08	374	0.13	840	0.13	301	0.13
Other borrowings	728	6.03	712	6.07	928	4.74	1,452	3.21	952	4.66
Total interest-bearing liabilities	10,682	0.49	10,480	0.52	10,549	0.54	11,425	0.52	10,781	0.52
Noninterest-bearing deposits	15,989		14,536		13,872		13,278		14,426
Other liabilities	538		474		466		473		489
Total equity	2,693		2,571		2,582		2,533		2,595
Total liabilities and equity	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Net interest spread		2.67%		2.99%		2.92%		2.92%		2.87%
Net interest margin		2.97%		3.30%		3.24%		3.21%		3.18%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2014				2013
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares outstanding (in thousands):
Average - Basic	55,031	54,957	54,689	54,893	54,438	54,274	54,105	53,731	54,139
Average - Diluted	55,765	55,632	55,429	55,616	55,141	54,820	54,477	54,068	54,640
Period-end	54,679	54,572	54,511		54,184	53,915	53,781	53,638
Book value	$ 48.13	$ 47.38	$ 46.38		$ 45.65	$ 44.85	$ 44.16	$ 44.50
Closing price:
High	$ 79.58	$ 80.49	$ 81.07	$ 81.07	$ 79.33	$ 71.15	$ 63.66	$ 59.61	$ 79.33
Low	72.48	69.04	68.39	68.39	65.39	64.11	54.36	51.13	51.13
Period-end	75.67	75.76	78.72		79.22	66.66	63.37	58.91

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 22,847	$ 21,923	$ 21,016		$ 20,766	$ 19,977	$ 19,256	$ 18,872
Tier 1 common equity	$ 1,993	$ 1,919	$ 1,867		$ 1,823	$ 1,761	$ 1,700	$ 1,643
Percentage of risk-weighted assets (2)	8.72%	8.75%	8.89%		8.78%	8.82%	8.83%	8.71%
Tier 1 capital	$ 2,266	$ 2,192	$ 2,140		$ 2,096	$ 1,936	$ 1,875	$ 1,818
Percentage of risk-weighted assets	9.92%	10.00%	10.18%		10.09%	9.69%	9.74%	9.64%
Total capital	$ 2,775	$ 2,809	$ 2,749		$ 2,699	$ 2,532	$ 2,461	$ 2,399
Percentage of risk-weighted assets	12.14%	12.81%	13.08%		13.00%	12.67%	12.78%	12.71%
Tier 1 leverage ratio	7.44%	7.43%	7.41%		7.17%	7.07%	7.00%	6.72%

Period-end equity to period-end assets	9.06%	9.26%	9.40%		9.22%	8.91%	9.29%	9.32%
Period-end common equity to period-end assets	8.22%	8.39%	8.50%		8.32%	8.32%	8.67%	8.70%

Average equity to average assets	9.32%	9.44%	9.45%	9.40%	9.01%	9.16%	9.40%	9.14%	9.17%
Average common equity to average assets	8.45%	8.55%	8.54%	8.51%	8.24%	8.55%	8.78%	8.53%	8.52%

Period-end tangible common equity to period-end tangible assets (2)	6.25%	6.32%	6.36%		6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.28%	6.32%	6.37%		6.22%	6.14%	6.30%	6.09%

Average tangible common equity to average tangible assets (2)	6.40%	6.42%	6.37%	6.39%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.40%	6.42%	6.38%	6.40%	6.10%	6.30%	6.20%	5.93%	6.13%

Senior Debt Credit Ratings
For The Period Ended September 30, 2014			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A2	A-	A-	A (high)
City National Corporation	A3	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible common equity to tangible assets ratio, and tangible common equity to tangible assets ratio excluding net unrealized gain/loss on AFS (available-for-sale) securities are non-GAAP financial measures. See pages 16 and 17 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2014				2013					2013
	Third	Second	First	Year to	Fourth	Third	Second	First	Full	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Year	Date*
Basic EPS:
Net income attributable to City National Corporation	$ 68,651	$ 66,701	$ 54,511	$ 189,863	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009	$ 174,897
Less: Dividends on preferred stock	4,093	4,094	4,094	12,281	2,406	2,407	2,406	2,406	9,625	7,219
Net income available to common shareholders	$ 64,558	$ 62,607	$ 50,417	$ 177,582	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384	$ 167,678
Less: Earnings allocated to participating securities	632	626	543	1,808	585	688	656	637	2,555	1,975
Earnings allocated to common shareholders	$ 63,926	$ 61,981	$ 49,874	$ 175,774	$ 52,121	$ 60,538	$ 56,679	$ 48,480	$ 217,829	$ 165,703

Weighted average shares outstanding	55,031	54,957	54,689	54,893	54,438	54,274	54,105	53,731	54,139	54,039

Basic earnings per common share	$ 1.16	$ 1.13	$ 0.91	$ 3.20	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02	$ 3.07

Diluted EPS:
Earnings allocated to shareholders (1)	$ 63,932	$ 61,986	$ 49,879	$ 175,790	$ 52,126	$ 60,543	$ 56,682	$ 48,484	$ 217,848	$ 165,716

Weighted average shares outstanding	55,031	54,957	54,689	54,893	54,438	54,274	54,105	53,731	54,139	54,039
Dilutive effect of equity awards	734	675	740	723	703	546	372	337	501	425
Weighted average diluted shares outstanding	55,765	55,632	55,429	55,616	55,141	54,820	54,477	54,068	54,640	54,464

Diluted earnings per common share	$ 1.15	$ 1.11	$ 0.90	$ 3.16	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99	$ 3.04

* For the nine months ended September 30, 2013.

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2014		2013
		Third	Second	Third
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment expense (Sum of A)		$ (749)	$ (4,080)	$ (483)
Other covered asset income, net		2,182	1,295	3,190
Total income (expense), net		$ 1,433	$ (2,785)	$ 2,707

Interest income (1)
Income on loans paid-off or fully charged-off		$ 11,310	$ 18,682	$ 25,849

(Reversal of) provision for losses on covered loans
(Reversal of) provision for losses on covered loans	A	589	(1,461)	2,496

Noninterest income related to covered assets

FDIC loss sharing expense, net
Gain (loss) on indemnification asset	A	$ 285	$ (4,392)	$ 2,239
Indemnification asset amortization		(2,780)	(3,320)	(4,417)
Net FDIC reimbursement for OREO and loan expenses		1,210	2,160	4,582
Removal of indemnification asset for loans paid-off or fully charged-off		(3,584)	(4,994)	(9,746)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(645)	(773)	(1,550)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(1,264)	(1,827)	(2,451)
Loan recoveries shared with FDIC		(2,383)	(9,866)	(9,423)
Increase in FDIC clawback liability	A	(445)	(1,149)	(226)
Total FDIC loss sharing expense, net		(9,606)	(24,161)	(20,992)

Gain on disposal of assets
Net gain on sale of OREO		1,252	2,613	3,064

Other income
Net gain on transfers of covered loans to OREO		616	867	1,936
Amortization of fair value on acquired unfunded loan commitments		146	218	48
OREO income		375	289	731
Other		(255)	543	711
Total other income		882	1,917	3,426
Total noninterest income related to covered assets		$ (7,472)	$ (19,631)	$ (14,502)

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 367	$ 934	$ 1,556
Holding costs and foreclosure expense		800	1,366	3,607
Total other real estate owned		1,167	2,300	5,163
Legal and professional fees		645	992	969
Other operating expense
Other covered asset expenses		4	5	12
Total noninterest expense related to covered assets (3)		$ 1,816	$ 3,297	$ 6,144
Total income (expense), net		$ 1,433	$ (2,785)	$ 2,707

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS (continued)
(unaudited)

The following table provides selected components of income and expense related to covered assets from the third quarter of 2011 to the third quarter of 2014:

		2014			2013				2012				2011
		Third	Second	First	Fourth	Third	Second	First	Fourth	Third	Second	First	Fourth	Third
(In thousands)		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (749)	$ (4,080)	$ (2,019)	$ (185)	$ (483)	$ (1,463)	$ (71)	$ 3,517	$ 2,639	$ 3,932	$ 2,756	$ (52)	$ (5,884)
Other covered asset income (expense), net		2,182	1,295	(1,561)	(124)	3,190	(520)	(144)	(720)	(837)	3,388	(1,893)	394	(589)
Total income (expense), net		$ 1,433	$ (2,785)	$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342	$ (6,473)

Interest income
Income on loans paid-off or fully charged-off		$ 11,310	$ 18,682	$ 9,324	$ 13,691	$ 25,849	$ 15,880	$ 15,625	$ 17,536	$ 22,164	$ 27,402	$ 15,699	$ 18,902	$ 18,343

(Reversal of) provision for losses on covered loans
(Reversal of) provision for losses on covered loans	A	589	(1,461)	4,655	174	2,496	(11,927)	9,892	6,498	18,089	13,293	7,466	17,667	5,147

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain (loss) on indemnification asset	A	$ 285	$ (4,392)	$ 3,599	$ 677	$ 2,239	$ (13,102)	$ 10,616	$ 10,070	$ 21,426	$ 17,722	$ 10,839	$ 17,675	$ (384)
Indemnification asset amortization		(2,780)	(3,320)	(3,164)	(3,142)	(4,417)	(4,746)	(4,899)	(4,818)	(4,258)	(4,133)	(4,025)	(3,775)	(4,043)
Net FDIC reimbursement for OREO and loan expenses		1,210	2,160	1,653	2,289	4,582	4,995	5,193	8,020	7,612	6,724	10,441	13,858	10,496
Removal of indemnification asset for loans paid-off or fully charged-off		(3,584)	(4,994)	(2,999)	(6,813)	(9,746)	(7,650)	(6,073)	(5,896)	(9,731)	(10,654)	(6,516)	(5,955)	(10,228)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(645)	(773)	(676)	(1,017)	(1,550)	(1,163)	(2,569)	(1,500)	(2,834)	(4,773)	(2,113)	(4,714)	(3,703)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(1,264)	(1,827)	(311)	(680)	(2,451)	(428)	(844)	(2,042)	(1,219)	(1,189)	(2,656)	(1,543)	(2,823)
Loan recoveries shared with FDIC		(2,383)	(9,866)	(4,222)	(3,579)	(9,423)	(4,095)	(4,981)	(6,303)	(8,631)	(9,226)	(4,487)	(7,853)	(3,153)
Increase in FDIC clawback liability	A	(445)	(1,149)	(963)	(688)	(226)	(288)	(795)	(55)	(698)	(497)	(617)	(60)	(353)
Total FDIC loss sharing (expense) income, net		(9,606)	(24,161)	(7,083)	(12,953)	(20,992)	(26,477)	(4,352)	(2,524)	1,667	(6,026)	866	7,633	(14,191)

Gain on disposal of assets
Net gain on sale of OREO		1,252	2,613	389	850	3,064	616	974	2,593	1,524	1,486	2,137	1,927	3,625

Other income
Net gain on transfers of covered loans to OREO		616	867	863	1,427	1,936	1,445	3,506	1,926	4,907	6,864	2,483	6,824	3,887
Amortization of fair value on acquired unfunded loan commitments		146	218	215	69	48	283	394	408	192	413	559	558	1,088
OREO income		375	289	435	517	731	456	826	977	428	615	905	406	379
Other		(255)	543	(156)	(276)	711	(318)	(334)	(636)	(632)	(864)	(1,018)	(745)	(503)
Total other income		882	1,917	1,357	1,737	3,426	1,866	4,392	2,675	4,895	7,028	2,929	7,043	4,851
Total noninterest income related to covered assets		$ (7,472)	$ (19,631)	$ (5,337)	$ (10,366)	$ (14,502)	$ (23,995)	$ 1,014	$ 2,744	$ 8,086	$ 2,488	$ 5,932	$ 16,603	$ (5,715)

Noninterest expense related to covered assets

Other real estate owned
Valuation write-downs		$ 367	$ 934	$ 155	$ 241	$ 1,556	$ 2,184	$ 3,035	$ 4,115	$ 4,267	$ 4,250	$ 7,808	$ 9,984	$ 7,526
Holding costs and foreclosure expense		800	1,366	1,158	1,463	3,607	1,894	1,893	3,878	3,522	2,796	3,207	4,890	3,449
Total other real estate owned		1,167	2,300	1,313	1,704	5,163	4,078	4,928	7,993	7,789	7,046	11,015	14,874	10,975
Legal and professional fees		645	992	1,580	1,749	969	1,701	2,020	2,977	2,541	2,200	2,278	2,609	2,961
Other operating expense
Other covered asset expenses		4	5	19	7	12	16	14	15	29	31	9	13	18
Total noninterest expense related to covered assets		$ 1,816	$ 3,297	$ 2,912	$ 3,460	$ 6,144	$ 5,795	$ 6,962	$ 10,985	$ 10,359	$ 9,277	$ 13,302	$ 17,496	$ 13,954
Total income (expense), net		$ 1,433	$ (2,785)	$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342	$ (6,473)

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014				2013					2013
	Third	Second	First	Year to	Fourth	Third	Second	First	Full	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Year	Date*
Net income available to common shareholders	$ 64,558	$ 62,607	$ 50,417	$ 177,582	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384	$ 167,678
Add: Amortization of intangibles, net of tax	830	846	865	2,540	1,002	1,124	1,123	1,124	4,373	3,371
Tangible net income available to common shareholders (A)	$ 65,388	$ 63,453	$ 51,282	$ 180,122	$ 53,708	$ 62,350	$ 58,458	$ 50,241	$ 224,757	$ 171,049

Average common equity	$ 2,612,652	$ 2,562,555	$ 2,512,775	$ 2,563,027	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585	$ 2,392,229
Less: Goodwill and other intangibles	(679,278)	(681,092)	(682,676)	(681,003)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)	(687,993)
Average tangible common equity (B)	$ 1,933,374	$ 1,881,463	$ 1,830,099	$ 1,882,024	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526	$ 1,704,236

Return on average tangible common equity (A)/(B)	13.42%	13.53%	11.36%	12.80%	11.97%	14.43%	13.60%	12.17%	13.04%	13.42%

* For the nine months ended September 30, 2013.

(b) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2014			2013
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 2,265,543	$ 2,191,557	$ 2,140,136	$ 2,095,576	$ 1,936,191	$ 1,874,999	$ 1,818,367
Less: Preferred stock	(267,616)	(267,616)	(267,616)	(267,616)	(169,920)	(169,920)	(169,920)
Less: Trust preferred securities	(5,000)	(5,000)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 1,992,927	$ 1,918,941	$ 1,867,365	$ 1,822,805	$ 1,761,116	$ 1,699,924	$ 1,643,292

Risk-weighted assets (B)	$22,847,497	$21,922,982	$21,015,948	$20,766,237	$19,977,106	$19,255,862	$18,872,451

Tier 1 common equity to risk-weighted assets (A)/(B)	8.72%	8.75%	8.89%	8.78%	8.82%	8.83%	8.71%

Under Basel III capital rules, the Company's estimated Tier 1 common equity ratio was 8.5 percent at September 30, 2014. This ratio was estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. Under management's interpretation of Basel III, estimated Tier 1 common equity was $2.0 billion and estimated risk-weighted assets were $23.6 billion.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(c) Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities

Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities are non-GAAP financial measures. Tangible common equity to tangible assets represents total common shareholders' equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets excluding unrealized gain/loss on AFS securities represents tangible common equity less net unrealized gain/loss on AFS securities divided by tangible assets less net unrealized gain/loss on AFS securities. Management reviews these measures in evaluating the company's capital levels and has included these ratios in response to market participant and regulatory interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014				2013
	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total common shareholders' equity	$ 2,631,813	$ 2,585,537	$ 2,528,344		$ 2,473,370	$ 2,417,968	$ 2,374,848	$ 2,386,969
Less: Goodwill and other intangibles	(672,123)	(680,302)	(681,756)		(683,243)	(684,965)	(686,897)	(688,829)
Tangible common equity (A)	$ 1,959,690	$ 1,905,235	$ 1,846,588		$ 1,790,127	$ 1,733,003	$ 1,687,951	$ 1,698,140
Less: Net unrealized loss/(gain) on AFS securities	7,592	(2,100)	4,363		15,641	10,355	(6,585)	(74,201)
Tangible common equity excluding net unrealized gain/loss on AFS securities (B)	$ 1,967,282	$ 1,903,135	$ 1,850,951		$ 1,805,768	$ 1,743,358	$ 1,681,366	$ 1,623,939

Total assets	$ 32,015,600	$ 30,819,092	$ 29,738,252		$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754
Less: Goodwill and other intangibles	(672,123)	(680,302)	(681,756)		(683,243)	(684,965)	(686,897)	(688,829)
Tangible assets (C)	$ 31,343,477	$ 30,138,790	$ 29,056,496		$ 29,034,708	$ 28,374,439	$ 26,692,605	$ 26,744,925
Less: Net unrealized loss/(gain) on AFS securities	7,592	(2,100)	4,363		15,641	10,355	(6,585)	(74,201)
Tangible assets excluding net unrealized gain/loss on AFS securities (D)	$ 31,351,069	$ 30,136,690	$ 29,060,859		$ 29,050,349	$ 28,384,794	$ 26,686,020	$ 26,670,724

Period-end tangible common equity to period-end tangible assets (A)/(C)	6.25%	6.32%	6.36%		6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (B)/(D)	6.28%	6.32%	6.37%		6.22%	6.14%	6.30%	6.09%

Average Balance:
Total common shareholders' equity	$ 2,612,652	$ 2,562,555	$ 2,512,775	$ 2,563,027	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585
Less: Goodwill and other intangibles	(679,278)	(681,092)	(682,676)	(681,003)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible common equity (E)	$ 1,933,374	$ 1,881,463	$ 1,830,099	$ 1,882,024	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526
Less: Net unrealized loss/(gain) on AFS securities	1,854	303	3,016	1,720	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible common equity excluding net unrealized gain/loss on AFS securities (F)	$ 1,935,228	$ 1,881,766	$ 1,833,115	$ 1,883,744	$ 1,781,990	$ 1,725,368	$ 1,655,383	$ 1,596,659	$ 1,690,455

Total assets	$ 30,910,614	$ 29,978,947	$ 29,426,360	$ 30,110,744	$ 29,902,443	$ 28,061,134	$ 27,469,581	$ 27,709,159	$ 28,290,973
Less: Goodwill and other intangibles	(679,278)	(681,092)	(682,676)	(681,003)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible assets (G)	$ 30,231,336	$ 29,297,855	$ 28,743,684	$ 29,429,741	$ 29,218,154	$ 27,375,043	$ 26,781,584	$ 27,019,227	$ 27,603,914
Less: Net unrealized loss/(gain) on AFS securities	1,854	303	3,016	1,720	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible assets excluding net unrealized gain/loss on AFS securities (H)	$ 30,233,190	$ 29,298,158	$ 28,746,700	$ 29,431,461	$ 29,219,377	$ 27,385,878	$ 26,712,816	$ 26,942,311	$ 27,570,843

Average tangible common equity to average tangible assets (E)/(G)	6.40%	6.42%	6.37%	6.39%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (F)/(H)	6.40%	6.42%	6.38%	6.40%	6.10%	6.30%	6.20%	5.93%	6.13%
CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

         Linda Mueller, 213.673.7619
         Linda.Mueller@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (877) 359-9508
         Conference ID: 5933540